UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 23, 2009
(Date of earliest event reported: November 23, 2009)
Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

237 Park Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 527-4000
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
Issuance of 9 3/4% Senior Secured Notes due 2015
General
On November 23, 2009, Revlon Consumer Products Corporation (“RCPC”), Revlon, Inc.’s wholly-owned operating subsidiary, successfully completed its previously-announced offering, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) of $330,000,000 aggregate principal amount of 9 3/4% Senior Secured Notes due 2015 (the “9 3/4% Senior Secured Notes”). The 9 3/4% Senior Secured Notes were priced on November 13, 2009 and were issued to investors at a price of 98.900%.
The 9 3/4% Senior Secured Notes were issued pursuant to an Indenture (the “Indenture”), dated as of November 23, 2009 (the “Closing Date”), by and among RCPC, Revlon, Inc., RCPC’s domestic subsidiaries (the “Subsidiary Guarantors” and, collectively with Revlon, Inc., the “Guarantors”), which also currently guarantee RCPC’s Term Loan Agreement and Multi-Currency Credit Agreement (as defined below) and U.S. Bank National Association, as trustee. The Guarantors have issued guarantees (the “Guarantees”) of RCPC’s obligations under the 9 3/4% Senior Secured Notes and the Indenture on a senior secured basis. The 9 3/4% Senior Secured Notes and the Guarantees are secured pursuant to a Second Amended and Restated Pledge and Security Agreement, dated as of November 23, 2009, by and among RCPC, the Guarantors and Citicorp USA, Inc. (as collateral agent). The holders of the 9 3/4% Senior Secured Notes and the Guarantees will have certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date, by and among RCPC, the Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. as representatives of the several initial purchasers.
Maturity Date and Interest Rate
The 9 3/4% Senior Secured Notes will mature on November 15, 2015. Interest on the 9 3/4% Senior Secured Notes will accrue at 9 3/4% per annum, paid every six months on May 15 and November 15, with the first interest payment due on May 15, 2010.
Collateral
The 9 3/4% Senior Secured Notes and the Guarantees will be secured:
•	together with the Multi-Currency Secured Obligations (as defined below) (on an equal and ratable basis), by a second-priority lien on the collateral (the “Term Loan Collateral”) that is subject to a first-priority lien securing the obligations under RCPC’s bank term loan agreement (the “Term Loan Agreement”, and such obligations, the “Term Loan Secured Obligations”) and other permitted liens; and

•	by a third-priority lien on the collateral (the “Multi-Currency Collateral” and, together with the Term Loan Collateral, the “Collateral”) that is subject to a first-priority lien securing the obligations under RCPC’s bank revolving credit agreement (the “Multi-Currency Credit Agreement”, and such obligations, the “Multi-Currency Secured Obligations”), a second-priority lien securing the Term Loan Secured Obligations and other permitted liens.
The liens securing the 9 3/4% Senior Secured Notes and the Guarantees are subject to the provisions of an intercreditor agreement, which provides different rights as to enforcement, procedural provisions and other similar matters for the benefit of the holders of liens securing the Multi-Currency Secured Obligations and the Term Loan Secured Obligations than for the holders of the 9 3/4% Senior Secured Notes.
The Term Loan Collateral generally consists of capital stock of RCPC and its subsidiaries (other than certain stock of foreign subsidiaries and certain other exceptions) and substantially all of the other tangible and intangible assets (including intellectual property) of RCPC and the Subsidiary Guarantors, other than the Multi-Currency Collateral.
The Multi-Currency Collateral generally consists of substantially all inventory, accounts receivable, deposit accounts, instruments, investment property (other than the capital stock of RCPC and its subsidiaries), equipment, fixtures, chattel paper and certain assets related thereto, in each case held by RCPC and the Subsidiary Guarantors. The Multi-Currency Collateral includes RCPC’s owned real property in Oxford, North Carolina.
Notwithstanding the foregoing, the 9 3/4% Senior Secured Notes and Guarantees are not secured by certain “Excluded Property,” such as certain real property and assets securing purchase money obligations or capital lease obligations incurred in compliance with the Indenture, which obligations effectively rank senior to the 9 3/4% Senior Secured Notes and Guarantees to the extent of the value of such excluded assets. Additionally, there are certain limited “Other Excluded Assets” that are part of the Term Loan Collateral or the Multi-Currency Collateral and therefore secure the Term Loan Secured Obligations and the Multi-Currency Secured Obligations, but do not secure the 9 3/4% Senior Secured Notes and the Guarantees.
RCPC and the Guarantors will be able to incur additional debt which may share in the Collateral on a senior, junior or pari passu basis with the 9 3/4% Senior Secured Notes and Guarantees.
Ranking
The 9 3/4% Senior Secured Notes are RCPC’s unsubordinated, secured obligations and rank senior in right of payment to any future subordinated obligations of RCPC and rank pari passu in right of payment with all existing and future senior debt of RCPC. Similarly, each Guarantee is the relevant Guarantor’s unsubordinated, secured obligation and ranks senior in right of payment to any future subordinated obligations of such Guarantor and ranks pari passu in right of payment with all existing and future senior debt of such Guarantor.

In addition, the 9 3/4% Senior Secured Notes and the Guarantees will rank:
•	effectively subordinated to the Term Loan Secured Obligations and any other obligations secured by first-priority permitted liens on the Term Loan Collateral (which could include debt that refinances the Multi-Currency Secured Obligations) to the extent that the value of the Term Loan Collateral does not exceed the aggregate amount of such obligations; and

•	effectively subordinated to the Multi-Currency Secured Obligations, the Term Loan Secured Obligations and any other obligations secured by first-priority or second-priority permitted liens on the Multi-Currency Collateral to the extent that the value of the Multi-Currency Collateral does not exceed the aggregate amount of such obligations.
The 9 3/4% Senior Secured Notes and the Guarantees will rank effectively junior to the indebtedness and preferred stock of RCPC’s foreign and immaterial subsidiaries (the “Non-Guarantor Subsidiaries”), none of which will guarantee the 9 3/4% Senior Secured Notes.
Optional Redemption
On and after November 15, 2012, the 9 3/4% Senior Secured Notes may be redeemed at the option of RCPC, at any time as a whole, or from time to time in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to the date of redemption, if redeemed during the 12-month period beginning on November 15 of the years indicated below:

Year	Percentage
2012	104.875%
2013	102.438%
2014	100.000%
RCPC may redeem the 9 3/4% Senior Secured Notes at its option at any time or from time to time prior to November 15, 2012, as a whole or in part, at a redemption price per 9 3/4% Senior Secured Note equal to the sum of (1) the then outstanding principal amount thereof, plus (2) accrued and unpaid interest (if any) to the date of redemption, plus (3) the applicable premium based on the applicable treasury rate plus 75 basis points.
Prior to November 15, 2012, RCPC may, from time to time, redeem up to 35% of the aggregate principal amount of the 9 3/4% Senior Secured Notes and any additional notes with, and to the extent RCPC actually receives, the net proceeds of one or more equity offerings from time to time, at 109.750% of the principal amount thereof, plus accrued interest to the date of redemption.
Change of Control
Upon the occurrence of specified change of control events, RCPC will be required to make an offer to purchase all of the 9 3/4% Senior Secured Notes. The purchase price will be 101% of the outstanding principal amount of the 9 3/4% Senior Secured Notes as of the date of any such repurchase plus accrued and unpaid interest to the date of repurchase.

Certain Covenants
The Indenture limits RCPC’s and the Guarantors’ ability, and the ability of certain other subsidiaries, to:
•	incur or guarantee additional indebtedness (“Limitation on Debt”);

•	pay dividends, make repayments on indebtedness that is subordinated in right of payment to the 9 3/4% Senior Secured Notes and make other “restricted payments” (“Limitation on Restricted Payments”);

•	make certain investments;

•	create liens on their assets to secure debt;

•	enter into transactions with affiliates;

•	merge, consolidate or amalgamate with another company (“Successor Company”);

•	transfer and sell assets (“Limitation on Asset Sales”);

•	impair the lien with respect to the collateral; and

•	permit restrictions on the payment of dividends by RCPC’s subsidiaries (“Limitation on Dividends from Subsidiaries”).
These covenants are subject to important qualifications and exceptions. The Indenture contains customary affirmative covenants and events of default.
In addition if during any period of time the 9 3/4% Senior Secured Notes receive investment credit rating from Standard & Poor’s or Moody’s Investors Services, Inc. and no default or event of default has occurred and is continuing under the Indenture, RCPC and its subsidiaries will not be subject to the covenants on Limitation on Debt, Limitation on Restricted Payments, Limitation on Asset Sales, Limitation on Dividends from Subsidiaries and certain provisions of the Successor Company covenant.
Registration Rights
On the Closing Date, RCPC, the Guarantors and the representatives of the initial purchasers described above entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, RCPC and the Guarantors agreed with the representatives of the initial purchasers, for the benefit of the holders of the 9 3/4% Senior Secured Notes, that RCPC will, at its cost, among other things: (i) file a registration statement with respect to the 9 3/4% Senior Secured Notes within 150 days after the Closing Date to be used in connection with the exchange of the 9 3/4% Senior Secured Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the 9 3/4% Senior Secured Notes and interest rate increases as described below); (ii) use its reasonable best efforts to cause the applicable registration statement to become effective under the Securities Act within 210 days after the Closing Date; and (iii) use its reasonable best efforts to effect an exchange offer of the 9 3/4% Senior Secured Notes and the related guarantees for registered notes and related guarantees within 270 days after the Closing Date. In addition, under certain circumstances, RCPC may be required to file a shelf registration statement to cover resales of the 9 3/4% Senior Secured Notes. If RCPC fails to satisfy such obligations, it will be obligated to pay additional interest to each holder of the 9 3/4% Senior Secured Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a default, at a rate of 0.25% per annum on the principal amount of the 9 3/4% Senior Secured Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum amount of additional interest for all defaults of 0.50% per annum on the principal amount of the 9 3/4% Senior Secured Notes that are subject to transfer restrictions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above under the heading “Issuance of 9 3/4% Senior Secured Notes due 2015” is hereby incorporated in this Item 2.03 by reference.
Item 8.01. Other Events.
On November 23, 2009, RCPC, Revlon, Inc.’s wholly-owned operating subsidiary, successfully completed its previously-announced offering of $330 million aggregate principal amount of its 9 3/4% Senior Secured Notes as further described in Item 1.01 above.

The 9 3/4% Senior Secured Notes and the Guarantees were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States in compliance with Regulation S under the Securities Act. The 9 3/4% Senior Secured Notes and the Guarantees were not registered under the Securities Act, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.
Concurrently with the successful completion of the offering of the 9 3/4% Senior Secured Notes, Revlon, Inc. also announced the early tender results for RCPC’s previously-announced cash tender offer (the “Tender Offer”) to purchase any and all of its 9 1/2% Senior Notes due April 2011 (CUSIP No. 761519 AV9) (the “9 1/2% Senior Notes”). In addition, on the Closing Date RCPC effected a covenant defeasance on the balance of the 9 1/2% Senior Notes and will redeem on December 23, 2009, the aggregate principal amount of 9 1/2% Senior Notes that may be outstanding on such date.
The Tender Offer
As of 5:00 p.m., New York City time, on November 20, 2009 (the “Early Tender Date”), holders of the 9 1/2% Senior Notes had validly tendered and not withdrawn $294,992,000 aggregate principal amount of such 9 1/2% Senior Notes (the “Early Tender Notes”), which represents approximately 87% of the approximately $340.5 million aggregate principal amount of the 9 1/2% Senior Notes outstanding. RCPC has accepted all Early Tender Notes and will use proceeds from its 9 3/4% Senior Secured Notes offering described above, together with other cash, to pay the total consideration of $1,028.85 (including the $5.00 early tender premium) per $1,000 principal amount to all holders of such Early Tender Notes.
The Tender Offer is described in an offer to purchase, dated November 6, 2009 and related letter of transmittal (together the “Offering Materials”). Withdrawal rights for the Tender Offer expired at 5:00 p.m. on the Early Tender Date.
The Tender Offer will expire at 11:59 p.m., New York City time, on December 7, 2009, or any other date and time to which RCPC may extend the Tender Offer (the “Expiration Date”), unless earlier terminated. Any 9 1/2% Senior Notes validly tendered in the Tender Offer after the Early Tender Date, but before the Expiration Date and accepted for purchase will receive $1,023.75 per $1,000 principal amount of 9 1/2% Senior Notes tendered. In addition, all 9 1/2% Senior Notes validly tendered in the Tender Offer on or prior the Expiration Date and accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the payment date.
Payment for 9 1/2% Senior Notes that are validly tendered in the Tender Offer after the Early Tender Date and at or prior to the Expiration Date and accepted for purchase will be made promptly after the Expiration Date. No tenders of the 9 1/2% Senior Notes will be valid if submitted after the Expiration Date.

Any 9 1/2% Senior Notes not validly tendered and accepted for purchase in the Tender Offer and outstanding on December 23, 2009, will be redeemed as described below.
Redemption and Covenant Defeasance
On the Closing Date, RCPC effected a covenant defeasance of the 9 1/2% Senior Notes by: (i) mailing an irrevocable notice of redemption with respect to the 9 1/2% Senior Notes that remained outstanding following the payment by RCPC for the Early Tender Notes and the subsequent cancellation of such notes; and (ii) irrevocably depositing in trust with the trustee under the indenture governing the 9 1/2% Senior Notes an amount sufficient to redeem the 9 1/2% Senior Notes that remained outstanding following the payment for the Early Tender Notes and the subsequent cancellation of such notes. On December 23, 2009, RCPC expects to redeem the aggregate principal amount of 9 1/2% Senior Notes that may be outstanding on such date.
A copy of the notice of redemption for the 9 1/2% Senior Notes has been mailed to all record holders by the trustee under the indenture governing such notes, U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107.
This Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this Form 8-K in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Forward-Looking Statements
Statements made in this Form 8-K, which are not historical facts, including statements about the plans of Revlon, Inc. and RCPC (together, the “Company”) and their strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company’s beliefs, expectations, focus and/or plans regarding future events, including as to RCPC’s plans to (i) conduct an offer to purchase for cash any and all of RCPC’s 9 1/2% Senior Notes; and (ii) redeem the aggregate principal amount of 9 1/2% Senior Notes that remain outstanding on the scheduled redemption date. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2009 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs or the inability of RCPC to consummate, in whole or in part, the offer to purchase for cash any and all of RCPC’s 9 1/2% Senior Notes and the redemption of the aggregate principal amount of 9 1/2% Senior Notes that may remain outstanding on the scheduled redemption date, including due to our inability to obtain sources of financing to fund any or all of the total consideration under the Tender Offer or due to market conditions or other factors. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal Officer and General Counsel

Date: November 23, 2009